Exhibit 10.13

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Agreement is made and entered into, as of September 16, 2015 (“Effective Date”), by and between ShotSpotter, Inc. (“Company”), a Delaware corporation having a principal address at 7979 Gateway Blvd., #210, Newark, California 94560 and Marc Morial, a(n) individual (“Contractor”) with a principal address at

1.                                      Engagement of Services.

Company may issue Project Assignments to Contractor in substantially the form attached to this Agreement as Exhibit A (Project Assignment). A Project Assignment will become binding when both parties have signed it and once signed, Contractor will be obligated to provide the services as specified in such Project Assignment. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Company.

2.                                      Performance of Services.

Contractor will perform the services in accordance with the terms of this Agreement and the applicable Project Assignment. Except as otherwise provided in the applicable Project Assignment, Contractor will have exclusive control over the manner and means of performing the services, including the choice of place and time, and will use Contractor’s expertise and creative talents in performing the services. Contractor will provide, at Contractor’s own expense, a place of work and all equipment, tools, and other materials necessary to complete the Project Assignment; however, to the extent necessary to facilitate performance of the services and for no other purpose, Company may, in its discretion, make its equipment or facilities available to Contractor at Contractor’s request.

3.                                      Compensation; Timing.

Company will pay Contractor the fee set forth in each Project Assignment for the services provided as specified in such Project Assignment. If provided for in the Project Assignment, Company will reimburse Contractor’s expenses no later than thirty (30) days after Company’s receipt of Contractor’s invoice, provided that reimbursement for expenses may be delayed until such time as Contractor has furnished reasonable documentation for authorized expenses as Company may reasonably request. Upon termination of this Agreement for any reason, Contractor will be (a) paid fees on the basis stated in the Project Assignment(s) and (b) reimbursed only for expenses that are incurred prior to termination of this Agreement and which are either expressly identified in a Project Assignment or approved in advance in writing by an authorized Company manager. In the event Contractor terminates this Agreement or resigns from the Company’s board of directors, Contractor may assign his right to receive any of the compensation that Contractor may be eligible to receive hereunder following such termination to a blind trust to be designated by Contractor.

4.                                 Independent Contractor Relationship.

Contractor’s relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Contractor will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Contractor being an independent contractor (and not an employee) of Company. Contractor will not be entitled to any of the benefits that Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Contractor is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. Contractor is solely responsible for all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Contractor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Contractor’s compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.

5.                                      Disclosure and Assignment of Work Resulting from Project Assignments.

A.            “Innovations” and “Company Innovations” Definitions.

“Innovations” means all discoveries, designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), mask works, trademarks, service marks, trade names and trade dress. “Company Innovations” means Innovations that Contractor, solely or jointly with others, conceives, develops or reduces to practice related to any Project Assignment.

B.            Disclosure and Assignment of Company Innovations.

Contractor agrees to maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Contractor agrees to promptly disclose and describe to Company all Company Innovations. Contractor hereby does and will assign to Company or Company’s designee all of Contractor’s right, title and interest in and to any and all Company Innovations and all associated records. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Contractor to Company, Contractor hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to the Company Innovations can neither be assigned nor licensed by Contractor to Company, Contractor hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company’s successors in interest.

C.            Assistance.

Contractor agrees to perform all acts that Company deems necessary or desirable to permit and assist Company, at its expense, in obtaining, perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Innovations as provided to Company under this Agreement. If Company is unable for any reason to secure Contractor’s signature to any document required to file, prosecute, register or memorialize the assignment of any rights under any Company Innovations as provided under this Agreement, Contractor hereby irrevocably designates and appoints Company and Company’s duly authorized officers and agents as

Contractor’s agents and attorneys-in-fact to act for and on Contractor’s behalf and instead of Contractor to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Company Innovations, all with the same legal force and effect as if executed by Contractor. The foregoing is deemed a power coupled with an interest and is irrevocable.

D.            Out-of-Scope Innovations.

If Contractor incorporates or permits to be incorporated any Innovations relating in any way, at the time of conception, reduction to practice, creation, derivation, development or making of such Innovation, to Company’s business or actual or demonstrably anticipated research or development but which were conceived, reduced to practice, created, derived, developed or made by Contractor (solely or jointly) either unrelated to Contractor’s work for Company under this Agreement or prior to the Effective Date (collectively, the “Out-of-Scope Innovations”) into any of the Company Innovations, then Contractor hereby grants to Company and Company’s designees a non-exclusive, royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to such Out-of-Scope Innovations. Notwithstanding the foregoing, Contractor agrees that Contractor will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any Company Innovations without Company’s prior written consent.

6.                                 Confidentiality.

E.             Definition of Confidential Information.

“Confidential Information” means (a) any technical and non-technical information related to the Company’s business and current, future and proposed products and services of Company, including for example and without limitation, Company Innovations, Company Property (as defined in Section 7 (“Ownership and Return of Confidential Information and Company Property”)), and Company’s information concerning research, development, design details and specifications, financial information, procurement requirements, engineering and manufacturing information, customer lists, business forecasts, sales information and marketing plans and (b) any information that may be made known to Contractor and that Company has received from others that Company is obligated to treat as confidential or proprietary.

F.              Nondisclosure and Nonuse Obligations.

Except as permitted in this Section, Contractor shall not use, disseminate or in any way disclose the Confidential Information both during and after the term of this Agreement. Contractor may use the Confidential Information solely to perform Project Assignment(s) for the benefit of Company. Contractor shall treat all Confidential Information with the same degree of care as Contractor accords to Contractor’s own confidential information, but in no case shall Contractor use less than reasonable care. If Contractor is not an individual, Contractor shall disclose Confidential Information only to those of Contractor’s employees who have a need to know such information. Contractor certifies that each such employee will have agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions at least as protective as those terms and conditions applicable to Contractor under this Agreement. Contractor shall immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Contractor shall assist Company in remedying any such unauthorized use or disclosure of the Confidential Information. Contractor agrees not to communicate any information to Company in violation of the proprietary rights of any third party.

G.            Exclusions from Nondisclosure and Nonuse Obligations.

Contractor’s obligations under Section 5 F (Nondisclosure and Nonuse Obligations) shall not apply to any Confidential Information that Contractor can demonstrate (a) was in the public domain at or subsequent to the time such Confidential Information was communicated to Contractor by Company through no fault of Contractor; (b) was rightfully in Contractor’s possession free of any obligation of confidence at or subsequent to the time such Confidential Information was communicated to Contractor by Company; or (c) was developed by employees of Contractor independently of and without reference to any Confidential Information communicated to Contractor by Company. A disclosure of any Confidential Information by Contractor (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by law shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

7.                                      Ownership and Return of Confidential Information and Company Property.

All Confidential Information and any materials (including, without limitation, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs and lists) furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement and whether or not they contain or disclose Confidential Information (collectively, the “Company Property”), are the sole and exclusive property of Company or Company’s suppliers or customers. Contractor agrees to keep all Company Property at Contractor’s premises unless otherwise permitted in writing by Company. Within five (5) days after the termination of this Agreement or after any request by Company, Contractor shall destroy or deliver to Company, at Company’s option, (a) all Company Property and (b) all materials in Contractor’s possession or control that contain or disclose any Confidential Information.

8.                                           Observance of Company Rules.

At all times while on Company’s premises, Contractor will observe Company’s rules and regulations with respect to conduct, health, safety and protection of persons and property. Contractor’s compliance with observance of Company rules while on Company’s premises shall in no way affect his status as an independent contractor.

9.                                           No Conflict of Interest.

During the term of this Agreement, Contractor will not accept work, enter into a contract or accept an obligation inconsistent or incompatible with Contractor’s obligations, or the scope of services to be rendered for Company, under this Agreement. Contractor warrants that, to the best of Contractor’s knowledge, there is no other existing contract or duty on Contractor’s part that conflicts with or is inconsistent with this Agreement, Contractor’s obligations under this Agreement, or Contractor’s ability to perform services under this Agreement.

Contractor agrees that Contractor will not disclose to Company, will not bring into the Company’s facilities, and will not induce Company to use any confidential or proprietary information of any third party. Contractor agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Contractor of this Section 9 (No Conflict of Interest) in the performance of any services agreement with any third party. The Company acknowledges that Contractor may from time to time consult for or become an officer or director of other entities, and that as of the date of this Agreement, Contractor is a member of the board of directors of Motorola Solutions, Inc., an owner and manager of Bratton Group, LLC and Bratton Technologies, LLC, and a consultant to Kroll Inc.

10.                               Term and Termination.

H.                Term.

This Agreement is effective as of the Effective Date set forth above and will continue indefinitely until terminated as set forth below. In the event that this Agreement is terminated by either Contractor or the Company, Contractor shall resign Contractor’s position as a member of the Company’s Board of Directors simultaneously.

I.                     Termination by Company.

Company may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Company’s delivery to Contractor of written notice of termination. Company also may terminate this Agreement (a) immediately upon Contractor’s breach of Section 5 (Disclosure and Assignment of Work Resulting from Project Assignments), 6 (Confidentiality) or 11 (Noninterference with Business) or (b) immediately for a material breach by Contractor if Contractor’s material breach of any other provision under this Agreement or obligation under a Project Assignment is not cured within ten (10) business days after the date of Company’s written notice of breach.

J.                Termination by Contractor.

Contractor may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Contractor’s delivery to Company of written notice of termination. Contractor also may terminate this Agreement immediately for a material breach by Company if Company’s material breach of any provision of this Agreement is not cured within ten (10) days after the date of Contractor’s written notice of breach.

K.            Effect of Expiration or Termination.

Upon expiration or termination of this Agreement, Company shall pay Contractor for services performed under this Agreement as set forth in each then pending Project Assignment(s). The definitions contained in this Agreement and the rights and obligations contained in this Section and Sections 5 (Disclosure and Assignment of Work Resulting from Project Assignments), 6 (Confidentiality), 7 (Ownership and Return of Confidential Information and Company Property), 11 (Noninterference with Business) and 12 (General Provisions) will survive any termination or expiration of this Agreement.

11.                               Noninterference with Business.

During this Agreement, and for a period of two (2) years immediately following the termination or expiration of this Agreement, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Company.

12.                               Indemnification.

To the fullest extent permitted by law, Company shall indemnify, defend, and hold harmless Contractor from any and all claims, damages, losses, liabilities, and

If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

Q.            Waiver; Modification.

If Company waives any term, provision or Contractor’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by Company. No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Contractor. This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

R.            Entire Agreement.

This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous agreements concerning such subject matter, written or oral.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“Company”		“Contractor”

SHOTSPOTTER, INC.		MARC MORIAL

By:	/s/ Sonya Strickler	/s/ Marc Morial

Name:	Sonya Strickler

Title:	VP Finance & Controller

Exhibit A

PROJECT ASSIGNMENT #1

This Project Assignment #1 is incorporated into the Independent Contractor Services Agreement dated September 16, 2015 by and between ShotSpotter, Inc. and Marc Morial (for the purposes of this Project Assignment #1, the “Agreement”) This Project Assignment #1 describes services and deliverables to be performed and provided by Contractor pursuant to the Agreement. If any item in this Project Assignment #1 is inconsistent with the Agreement, the terms of this Project Assignment #1 will control, but only with respect to the services to be performed under this Project Assignment #1.

Services and Fees

Company shall pay $10,000 per calendar quarter to Contractor for his services as a member of the Board, and Company shall pay the reimbursement of Contractors reasonable travel expenses incurred in order to attend Board meetings in person. The Company shall also grant, subject to approval by its Board of Directors, options to purchase 200,000 shares of the Company’s Common Stock pursuant to the Company’s Amended and Restated 2005 Stock Plan and that the options will vest in 48 equal monthly increments measured from the date of Contractor’s appointment to the Board, subject to Contractor’s continued service as an independent contractor and/or member of Board.

Expenses. Company will reimburse Contractor for reasonable out-of-pocket expenses for travel incurred in connection with this Project Assignment upon receipt of proper documentation of those expenses from Contractor within thirty (30) days.

IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the later date below.

“Company”		“Contractor”

SHOTSPOTTER, INC.

By:	/s/ Sonya Strickler	/s/ Marc Morial
MARC MORIAL
Name:	Sonya Strickler
		Date:	9/1/15
Title:	VP Finance & Controller

Date:	9/30/2015